Exhibit 99.1
NEWS RELEASE
UROPLASTY REPORTS CONTINUED PROGRESS DURING SECOND
QUARTER OF FISCAL 2009
- Second Fiscal Quarter Net Sales of $3.9 Million; 29% Increase Year-Over-Year -
- Second Fiscal Quarter U.S. Sales of $2.2 Million; 83% Increase Year-Over-Year -
- Multicenter Clinical Study Launched to Expand Reimbursement, Support Marketing-
- Conference Call to be Held Today at 3:30 pm Central Time -
MINNEAPOLIS, MN, October 29, 2008 - Uroplasty, Inc. (AMEX: UPI), a medical device company that develops, manufactures and markets innovative proprietary products to treat voiding dysfunctions, today reported financial results for the second quarter of fiscal 2009 ended September 30, 2008. Net sales for the second quarter of fiscal 2009 were $3.9 million, up 29% from $3.0 million in the second quarter of fiscal 2008. U.S. sales were $2.2 million, an increase of 83% from $1.2 million in the second quarter of fiscal 2008.
“During our second fiscal quarter, our team continued to execute our strategies and we generated solid growth,” said David Kaysen, President and CEO. “In the U.S., support for the Urgent PC® system is continuing to build after the release of the initial results of the OrBIT study in May which demonstrated Urgent PC’s efficacy to be comparable to the number-one prescribed pharmaceutical for overactive bladder. In addition, we continued to make progress in building sales of Macroplastique®, which we introduced in the U.S. market in mid-2007,” added Mr. Kaysen.
The Urgent PC system is the only FDA-approved minimally invasive nerve stimulation device designed for office-based treatment of urinary frequency, urinary urgency and urge incontinence — symptoms often associated with overactive bladder. The system is an office-based, nonsurgical, percutaneous tibial nerve stimulation (PTNS) device that treats these symptoms. Macroplastique is an injectable urethral bulking agent for the treatment of adult-female stress-urinary incontinence primarily due to intrinsic sphincter deficiency.

Fiscal Second Quarter and Six Month Results for the Periods Ended September 30, 2008
•	Net sales for the three months ended September 30, 2008 were $3.9 million, an increase of 29%, compared with $3.0 million for the same period a year ago. Net sales for the six months ended September 30, 2008 were $8.4 million, up 41% from $6.0 million for the same period a year ago.

•	Sales to customers in the U.S. for the three months ended September 30, 2008 were $2.2 million, an increase of 83%, compared with $1.2 million in the same period a year ago. This increase was due to the growing effectiveness of the company’s sales force and the continued growth in the active Urgent PC customer base. Non-U.S. sales for the three months ended September 30, 2008 were $1.7 million, down 7% from $1.8 million in year ago period. Excluding the translation impact of fluctuations in foreign currency exchange rates, non-U.S. sales declined by approximately 10%.

•	Six month sales to customers in the U.S. were $4.4 million, up 99% from $2.2 million for the same period last year. Six month non-U.S. sales were $4.0 million, up 7% from $3.8 million for the same period last year. Excluding the translation impact of fluctuations in foreign currency exchange rates, non-U.S. sales declined by approximately 1%.

•	Net loss for the second fiscal quarter ended September 30, 2008 was $561,000, or $0.04 per diluted share versus $1.4 million, or $0.10 per diluted share for the second quarter of last year. For the six months ended September 30, 2008, net loss was $968,000, or $0.06 per diluted share compared with a net loss of $2.2 million, or $0.17 per diluted share for the same period last year.

•	Non-GAAP operating performance, which excludes non-cash charges for share-based compensation under SFAS 123 (R), and depreciation and amortization expenses, improved from a loss of approximately $0.6 million and $1.0 million, respectively, for the three and six months ended September 30, 2007, to a (loss) gain of approximately ($98,000) and $8,000, respectively for the three and six months ended September 30, 2008. The improvement in non-GAAP operating performance is attributed to the increase in sales and an improvement in gross margin, partially offset by an increase in cash operating expenses.

•	At September 30, 2008, cash and cash equivalents, and short-term investments were $9.0 million compared with $9.2 million at June 30, 2008 and $10.1 million at March 31, 2008.
“Earlier this month, we announced the first patient enrollment in a new, multicenter clinical study that will support our U.S. reimbursement efforts, and is part of a very focused strategy to solidify reimbursement coverage for PTNS,” continued Mr. Kaysen. “We are making impressive progress with center and patient enrollment in the new study which compares the Urgent PC system treatment against non-active treatment (placebo or sham treatment). This study design was suggested by professional associations that help to educate third party insurance carriers establish reimbursement for procedures. We anticipate applying to the American Medical Association for a specific “listed” CPT reimbursement code for Urgent PC treatments once the data is compiled and analyzed.
“Meanwhile, we have implemented a comprehensive program designed to educate medical directors of insurance carriers around the country. Physicians using Urgent PC are communicating their successes to these medical directors. In addition, we are in active communication with professional associations who are involved with reimbursement and believe we have the right people and the right resources to proactively address various reimbursement related issues. It is important to remember that reimbursement uncertainties are common with practically every new medical technology. We have been successfully educating the market on the benefits of Urgent PC since we received FDA approval and believe that our strategies to solidify reimbursement coverage are generating positive responses from the market,” added Mr. Kaysen.
“As we look to the remainder of fiscal 2009, we still anticipate solid revenue growth over the prior fiscal year, albeit at a lower rate than we previously forecasted. In this challenging market environment we have maintained more than 330 active customers through the end of the second fiscal quarter. We now believe that overall sales in the current fiscal year will grow by approximately 20% over fiscal 2008, and we expect U.S. sales to grow between 30% and 40%. As we have previously discussed, we anticipate spending between $1.1 million and $1.4 million for the new clinical study, substantially all of it in the second half of fiscal 2009. We continue to expect consistent operating income breakeven on a non-GAAP basis, which excludes non-cash and unusual charges, to occur between revenues of $19 million to $20 million,” Mr. Kaysen concluded.
Conference Call
Uroplasty will host an audio conference call today at 3:30 pm Central, 4:30 pm Eastern, to review the financial results for the second fiscal quarter of 2009. David Kaysen, President and Chief Executive Officer and Medi Jiwani, Vice President, Chief Financial Officer and Treasurer will host the call. Individuals wishing to participate in the conference call should dial (866) 249-5225 (domestic) or (303) 262-2131 (international). An audio replay will be available two hours after the call for 30 days by dialing (800) 405-2236 (domestic) or (303) 590-3000 (international), with the passcode 11117192#.
About Uroplasty, Inc.
Uroplasty, Inc., headquartered in Minnetonka, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a medical device company that develops, manufactures and markets innovative proprietary products for the treatment of voiding dysfunctions. Our primary focus is the continued commercialization of our Urgent PC system, which we believe is the only FDA-approved minimally invasive nerve stimulation device designed for office-based treatment of urinary urgency, urinary frequency and urge incontinence — symptoms often associated with overactive bladder. We also offer Macroplastique® Implants, an injectable bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency. Please visit Uroplasty, Inc. at www.uroplasty.com.
Forward Looking Information
This press release contains forward-looking statements, which reflect our best estimates regarding future events and financial performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our anticipated results. We discuss in detail the factors that may effect the achievement of our forward-looking statements in our Annual Report on Form 10-K filed with the SEC. These factors include:
•	decisions by government and third party reimbursement agencies as to the rate of reimbursement for our products, or whether reimbursement will be allowed;

•	the impact of international currency fluctuations on our cash flows and operating results;

•	the impact of technological innovation and competition; acceptance of our products by physicians and patients;

•	our intellectual property and the ability to prevent competitors from infringing our rights;

•	the effect of government regulation, including when and if we receive approval for marketing products in the United States;

•	the results of clinical trials; and

•	our continued losses and the possible need to raise additional capital in the future.
We cannot assure you that our clinical trial will produce favorable results, that third-party payors will provide or continue to provide coverage and reimbursement, or reimburse the providers an amount sufficient to cover their costs and expenses, nor can we assure you that we will timely obtain, or even succeed at all at obtaining, a specific “listed” CPT reimbursement code from the AMA for Urgent PC treatments. We further cannot assure that reimbursement or other issues will not further impact our fiscal 2009 results.

For Further Information: Uroplasty, Inc.	EVC Group
David Kaysen, President and CEO, or	Doug Sherk/Dahlia Bailey
Medi Jiwani, Vice President, CFO, and	(Investors)
Treasurer,	415.896.6820
952.426.6140	Chris Gale/Steve DiMattia (Media)
646.201.5431

UROPLASTY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$3,920,516	$3,039,543	$8,446,138	$5,988,217
Cost of goods sold	549,199	669,041	1,257,166	1,263,253

Gross profit	3,371,317	2,370,502	7,188,972	4,724,964

Operating expenses
General and administrative	918,394	1,147,432	1,957,108	1,955,806
Research and development	327,978	426,997	733,498	933,122
Selling and marketing	2,505,598	1,974,583	5,125,632	3,607,372
Amortization of intangibles	210,966	206,482	421,941	423,003

	3,962,936	3,755,494	8,238,179	6,919,303

Operating loss	(591,619)	(1,384,992)	(1,049,207)	(2,194,339)

Other income (expense)
Interest income	63,542	65,239	138,656	141,622
Interest expense	(6,750)	(9,279)	(13,585)	(20,644)
Foreign currency exchange gain (loss)	5,038	(13,877)	(732)	(15,906)
Other, net	(4,687)	—	(4,687)	1,880

	57,143	42,083	119,652	106,952

Loss before income taxes	(534,476)	(1,342,909)	(929,555)	(2,087,387)

Income tax expense	26,487	41,783	38,057	137,940

Net loss	$(560,963)	$(1,384,692)	$(967,612)	$(2,225,327)

Basic and diluted loss per common share	$(0.04)	$(0.10)	$(0.06)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	14,916,540	13,342,284	14,916,540	13,162,862

UROPLASTY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2008	March 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents and short-term investments	$9,024,697	$10,146,081
Accounts receivable, net	1,690,285	2,318,604
Income tax receivable	34,445	50,841
Inventories	527,460	558,657
Other	359,598	244,517

Total current assets	11,636,485	13,318,700

Property, plant, and equipment, net	1,546,601	1,638,953

Intangible assets, net	3,778,949	4,200,890

Prepaid pension asset	36,482	26,482

Deferred tax assets	105,961	105,298

Total assets	$17,104,478	$19,290,323

Liabilities and Shareholders’ Equity
Total current liabilities	1,830,420	2,739,933
Long-term debt — less current maturities	—	413,279
Deferred rent — less current portion	164,277	180,979
Accrued pension liability	290,744	353,411

Total liabilities	2,285,441	3,687,602

Total shareholders’ equity	14,819,037	15,602,721

Total liabilities and shareholders’ equity	$17,104,478	$19,290,323

UROPLASTY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended September 30, 2008 and 2007
(Unaudited)

	Six Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(967,612)	$(2,225,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	566,949	529,766
(Gain) loss on disposal of equipment	4,687	(2,771)
Share-based consulting expense	36,409	26,005
Share-based compensation expense	453,592	644,637
Deferred income taxes	(10,164)	2,474
Deferred rent	(17,500)	(17,500)
Changes in operating assets and liabilities:
Accounts receivable	537,959	(498,578)
Inventories	(11,128)	(16,176)
Other current assets and income tax receivable	(108,041)	64,660
Accounts payable	(145,610)	190,508
Accrued liabilities	(634,851)	(80,460)
Accrued pension liability, net	(44,772)	(305,435)

Net cash used in operating activities	(340,082)	(1,688,197)

Cash flows from investing activities:
Proceeds from sale of short-term investments	8,808,304	1,800,000
Purchase of short-term investments	(7,891,373)	(1,200,000)
Purchases of property, plant and equipment	(130,421)	(135,984)
Proceeds from sale of equipment	—	4,417
Payments for intangible assets	—	(89,725)

Net cash provided by investing activities	786,510	378,708

Cash flows from financing activities:
Proceeds from financing obligations	—	178,374
Repayment of debt obligations	(455,913)	(184,458)
Net proceeds from issuance of common stock, warrants and option exercise	—	768,298

Net cash provided by (used in) financing activities	(455,913)	762,214

Effect of exchange rates on cash and cash equivalents	(194,967)	93,320

Net decrease in cash and cash equivalents	(204,452)	(453,955)

Cash and cash equivalents at beginning of period	3,880,044	3,763,702

Cash and cash equivalents at end of period	$3,675,592	$3,309,747

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$13,612	$17,024
Cash paid during the period for income taxes	35,474	38,923

Supplemental disclosure of non-cash financing and investing activities:
Purchase of intellectual property funded by issuance of stock	$—	$4,658,861

Non-GAAP Financial Measures: The following table reconciles our financial results calculated in accordance with accounting principles generally accepted in the U.S. (GAAP) to non-GAAP financial measures that exclude non-cash charges for share-based compensation under SFAS 123 (R), and depreciation and amortization expenses from gross profit, operating expenses and operating loss. The non-GAAP financial measures used by management and disclosed by us are not a substitute for, or superior to, financial measures and consolidated financial results calculated in accordance with GAAP, and you should carefully evaluate our reconciliations to non-GAAP. We may calculate our non-GAAP financial measures differently from similarly titled measures used by other companies. Therefore, our non-GAAP financial measures may not be comparable to those used by other companies. We have described the reconciliations of each of our non-GAAP financial measures above to the most directly comparable GAAP financial measures.
Management uses our non-GAAP financial measures, and in particular non-GAAP operating loss, for internal managerial purposes because we believe such measures are one important indicator of the strength and the performance of our business as they provide a link to operating cash flow. We also believe that analysts and investors use such measures to evaluate the overall operating performance of companies in our industry, including as a means of comparing period-to-period results and as a means of evaluating our results with those of other companies.
Our non-GAAP operating performance improved from a loss of approximately $0.6 million and $1 million, respectively, for the three and six months ended September 30, 2007 to a (loss) gain of approximately ($98,000) and $8,000, respectively, for the three and six months ended September 30, 2008. We attribute this improvement in non-GAAP operating performance to the increase in sales and an improvement in gross margin rate, offset partially by an increase in cash operating expenses.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Gross Profit
GAAP gross profit	3,371,317	$2,370,502	7,188,972	$4,724,964
% of sales	86%	78%	85%	79%
SFAS 123 (R) share-based compensation	8,879	9,107	25,253	9,686
Depreciation expenses	13,057	13,054	25,847	28,604

Non-GAAP gross profit	3,393,253	2,392,663	7,240,072	4,763,254

Operating Expenses
GAAP operating expenses	3,962,936	3,755,494	8,238,179	$6,919,303
SFAS 123 (R) share-based compensation	198,131	494,449	464,748	660,956
Depreciation expenses	62,104	46,379	119,161	78,159
Amortization expenses	210,966	206,482	421,941	423,003

Non-GAAP operating expenses	3,491,735	3,008,184	7,232,329	5,757,185

Operating (Loss) Gain
GAAP operating loss	(591,619)	(1,384,992)	(1,049,207)	(2,194,339)
SFAS 123 (R) share-based compensation	207,010	503,556	490,001	670,642
Depreciation expenses	75,161	59,433	145,008	106,763
Amortization expenses	210,966	206,482	421,941	423,003

Non-GAAP operating (loss) gain	(98,482)	$(615,521)	7,743	$(993,931)